For Immediate Release

February 21, 2008

In connection to an audit for the period 2006 related to BSA violations that had initially occurred in 2005, Doral Financial and the FDIC jointly entered into a C&D order with its principal subsidiary Doral Bank, Puerto Rico

Findings initially occurred in the period prior to the Company’s change in management, recapitalization and replacement of the Board of Directors

No material effect on Doral Bank operations

February 21, 2008—Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced that the Federal Deposit Insurance Corporation (FDIC) entered into an Order to Cease and Desist with its principal subsidiary, Doral Bank, Puerto Rico on Bank Secrecy Act (BSA) compliance in regards to the BSA/Anti Money Laundering Compliance Program. The regulatory findings that resulted in the order were based on a review conducted for the period ended December 31, 2006 and were related to violations that had initially occurred in 2005, prior to the Company’s change in management, recapitalization and replacement of the Board of Directors.

“We are committed to becoming a compliant company. And although the matters described in this regulatory action relate to the period prior to the recapitalization of the Company last year, the Company, along with its board of directors and management is fully committed to aggressively work to resolve the matters addressed in the order. Creating a culture of compliance continues to be a top priority,” said Glen R. Wakeman, CEO and President of Doral Financial Corp.

Doral has focused its resources in curing deficiencies noted in prior regulatory orders and has made substantial progress in becoming compliant. On January 17, 2008, The Company announced that the FDIC lifted the Cease and Desist Order with Doral Bank, Puerto Rico, dated March 16, 2006, which was put in place as a result of the announcement in April 2005 of the need to restate its financial statements for the period from 2000 to 2004.

The order, dated February 19, 2008, does not impose any restrictions on Doral Bank’s daily banking and lending activities and requires Doral to address all recommendations within 120 days. While significant advances have been made since the exam, Doral has and will continue to fully cooperate with the FDIC.

After the restatement of its financial statements for the period from 2000 to 2004, change in management, and recapitalization of the Company in July 2007, Doral Financial has been committed to transforming the Company into a community bank focusing on offering a wide array of innovative products and programs specifically designed for the communities it serves, creating a culture of compliance, increasing efficiencies and developing talent.

Forward Looking Statements

This press release contains forward-looking statements. In addition, Doral Financial may make forward-looking statements in its press releases or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others. These “forward-looking statements” are identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.

Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	the relative strength or weakness of the Puerto Rico and the United States economies;

•	changes in interest rates and the potential impact of such changes in interest rates on Doral Financial’s net interest income;

•	the performance of U.S. capital markets;

•	the fiscal and monetary policy of the federal government and its agencies;

•	the relative strength or weakness of the real estate markets and of the consumer or commercial credit sectors and its impact in the credit quality of Doral Financial’s loans and other assets;

•	Doral Financial’s ability to derive sufficient income to realize the benefit of its deferred tax assets;

•	potential adverse development from ongoing enforcement actions by bank regulatory agencies;

•	risks arising from material weaknesses in Doral Financial’s internal control over financial reporting; and

•	developments in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.

Doral Financial does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.

Investors should carefully consider these factors and the risk factors outlined under Item 1A, Risk Factors, in Doral Financial’s 2006 Annual Report on Form 10-K.

CONTACT:
Lucienne Gigante
vp, public relations
787-474-6298